UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2015

Forestar Group Inc.

(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	001-33662 (Commission File Number)	26-1336998 (I.R.S. Employer Identification No.)

6300 Bee Cave Road

Building Two, Suite 500

Austin, Texas 78746-5149

(Address of principal executive offices)

Registrant’s telephone number including area code: (512) 433-5200

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

The information set forth under Item 2.03 of this Current Report on Form 8-K is incorporated into this Item 1.01 by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation Under an Off-Balance Sheet Arrangement of a Registrant.

On October 16, 2015, a subsidiary of Forestar Group Inc. (the “Company”) obtained a senior secured construction loan (the “Loan”) in the amount of $52,000,000 from PNC Bank, National Association.  Loan principal will be advanced from time to time to finance construction of a 379 unit multifamily project located in Charlotte, North Carolina (the “Project”).  The Loan is secured by a lien on the Project land and improvements to be constructed, and by a collateral assignment of present and future leases and rents.  The Loan bears interest at the LIBOR rate plus 2.20%, payable monthly, has an initial term of 48 months (“Initial Loan Term”) and may be extended for two additional 12-month periods following the Initial Loan Term, subject to payment of extension fees and fulfillment of specified conditions.  The Loan may be repaid in full or in part at any time, subject to certain conditions.

This summary is qualified in its entirety by reference to the Construction Loan Agreement, which is attached as Exhibit 10.1 and incorporated by reference.

Item 9.01.                                        Financial Statements and Exhibits.

(d)                                 Exhibits

Exhibit No.	Exhibit
10.1	Construction Loan Agreement between FMF Morehead LLC and PNC Bank, National Association dated October 16, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FORESTAR GROUP INC.

Dated: October 21, 2015	By:	/s/ Charles D. Jehl
Name: Charles D. Jehl
Chief Financial Officer

Exhibit Index

Exhibit No.	Exhibit
10.1	Construction Loan Agreement between FMF Morehead LLC and PNC Bank, National Association dated October 16, 2015.